
<ARTICLE> CT
<LEGEND>
This schedule contains summary financial information
extracted from financial statements, schedules and other disclosure contained in
Form 10-Q for the period ended March 31, 1998 of B. F. Saul Real Estate
Investment Trust and is qualified in its entirety by reference to such financial statements, schedules and other disclosure.
</LEGEND>
<MULTIPLIER>                                        1000

<PERIOD-TYPE>                                          6-MOS
<FISCAL-YEAR-END>                                 SEP-30-1998
<PERIOD-END>                                      MAR-31-1998
<TOTAL-ASSETS>                                   6610593
<PREFERRED-MANDATORY>                                516
<PREFERRED>                                            0
<COMMON>                                            6642
<OTHER-SE>                                        (97528)
<TOTAL-LIABILITY-AND-EQUITY>                     6610593
<TOTAL-REVENUES>                                       0
<INCOME-TAX>                                        6496
<INCOME-CONTINUING>                                22671
<DISCONTINUED>                                         0
<EXTRAORDINARY>                                    (9601)
<CHANGES>                                              0
<NET-INCOME>                                       (3297)
<EPS-PRIMARY>                                         (1.24)
<EPS-DILUTED>                                         (1.24)

